EX 21.1

                   SUBSIDIARY CORPORATIONS OF
                     CHESAPEAKE CORPORATION

                        December 31, 1999

                                         State or Nation
             Name                        of Incorporation
             ----                        ----------------

Cary St. Company                             Delaware

Capitol Packaging Company                    Colorado

Chesapeake Display and Packaging Company     Iowa

Chesapeake Forest Products Company LLC       Virginia

Chesapeake Packaging Co.                     Virginia

Chesapeake Trading Company, Inc.             U.S. Virgin Islands

Sheffield, Inc.                              Delaware

Delmarva Properties, Inc.                    Virginia

Stonehouse, Inc.                             Virginia

WTM I Company                                Delaware

Chesapeake International Holding Company     Virginia

Chesapeake Display and Packaging (Canada)
  Limited                                    Ontario, Canada

Chesapeake Europe SA                         France

Chesapeake Display and Packaging Europe      France

Consumer Promotions International, Inc.      New York

CPI UK Holdings Limited                      United Kingdom

Consumer Promotions International (France)   France

Chesapeake UK Holdings Limited               United Kingdom

Chesapeake UK Acquisitions plc               United Kingdom

Chesapeake UK Acquisitions plc II            United Kingdom

                               -1-
                   SUBSIDIARY CORPORATIONS OF
                     CHESAPEAKE CORPORATION

                        December 31, 1999

                                         State or Nation
             Name                        of Incorporation
             ----                        ----------------

Field Group plc                              United Kingdom

EF Taylor Ltd-UK                             United Kingdom

Ethical Print & Pkg Ltd-UK                   United Kingdom

Field, Sons & Co Ltd                         United Kingdom

Field Packaging France SA                    France

Field Packaging Belgium NV                   Belgium

PH. Bourgeot & Cie SA                        France

SCI Eglantine SA                             France

Engelhard SA                                 France

Mareen NV                                    Belgium

Press Pharma NV                              Belgium

Field Group Pension Trustee Ltd              United Kingdom

Drukkerij Vans OS BV                         Holland

Tudor Labels (Holdings) Ltd                  United Kingdom

Tudor Labels Ltd                             United Kingdom

Avery Label Ltd                              Ireland

Avery Systems Ltd                            Ireland

Label Access Holdings Ltd                    Ireland

Label/Access Ltd                             United Kingdom

Label/Access Ltd                             Ireland

Berry Holdings Ltd                           Ireland


                               -2-
                   SUBSIDIARY CORPORATIONS OF
                     CHESAPEAKE CORPORATION

                        December 31, 1999

                                         State or Nation
             Name                        of Incorporation
             ----                        ----------------

Berry's of Westport Ltd                      Ireland

Berry's Printing Works                       Ireland

BPG Healthcare Ltd                           Ireland

Lesbats SA                                   France

Field Mateu SL                               Spain


































                               -3-